ADMINISTRATIVE SERVICES,
                          FUND ACCOUNTING AGREEMENT AND
                            TRANSFER AGENCY AGREEMENT

         THIS AGREEMENT is made as of the 31st day of August, 1994 between GLOBAL MANAGERS TRUST, a New York common law trust whose registered office is at Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands (hereinafter called the "Trust") of the first part and STATE STREET CAYMAN TRUST COMPANY LTD. a company incorporated in and under the laws of the Cayman Islands whose principal office is at Elizabethan Square, P O. Box 1984, George Town, Grand Cayman, Cayman Islands (hereinafter called the "Administrator") of the second part.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940 (the "1940 Act"), as an open-end, diversified management investment company and has established a series known as International Portfolio and has the authority to establish additional series in the future (each a "Series"); and

         WHEREAS, the Trust desires to retain the Administrator to furnish administrative, fund accounting and transfer agency services to each Series listed in Schedule A attached hereto, and to such other Series of the Trust hereinafter established as agreed to from time to time by the parties, and the Administrator is willing to furnish such services,

NOW IT IS HEREBY AGREED as follows:

1. INTERPRETATION
   --------------

         (1) In this Agreement and in all amendments hereto the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

"Trust Documents" shall mean the Declaration of Trust and By-Laws of the Trust for the time being in force.

"Custodian" shall mean State Bank and Trust Company or such other person as may from time to time be appointed Custodian by the Company.

"Offering Memorandum" shall mean each Offering Memorandum relating to Interests in the Trust for the time being in force.

"Interests" shall mean beneficial interest of a Holder of Interest in the assets of any Series of the Trust.

"Interestholders" shall mean the holders of the Interest of the Trust.

"Inspector"  shall  mean the  Inspector  of  Financial  Services  in the  Cayman
Islands.

"Funds Law" shall mean The Mutual Funds Law of the Cayman Islands.

"Trustees" shall mean the Board of Trustees of the Trust.

"Committees" shall mean the Committees of the Trust.

"Subscriptions" shall mean each Subscription Agreement with the Trust by which any institution subscribes to purchase an Interest.

         (2) Unless the context otherwise requires words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and words importing persons shall include firms and companies and vice versa.

         (3)  The  division  of  this  Agreement  into  sections,   clauses  and
sub-clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

2. APPOINTMENT OF ADMINISTRATOR
   ----------------------------

         The Trust hereby appoints the Administrator to be and the Administrator hereby agrees to act for the Trust and its Series in accordance with the terms hereof from the end of the business day on August 31, 1994, and the Administrator agrees to provide the administrative, fund accounting and transfer agency services hereinafter referred to, all upon the terms and conditions hereinafter contained and under the supervision of the Trust.

3. GENERAL SERVICES OF ADMINISTRATOR
   ---------------------------------

         The Administrator shall provide and pay an adequate staff and shall maintain the principal office of the Trust and provide suitable office accommodation therefor and other facilities at Elizabethan Square aforesaid or elsewhere in the Cayman Islands as determined by the Administrator and as approved by the Trust for efficiently performing its functions, but the Trust shall not be entitled to the exclusive use of any such accommodation or to the exclusive services of any member of such staff. The Trust hereby consents to the provision in Toronto, Canada, by an affiliate and agent of the Administrator of accounting services, processing of increases and decreases in the Interests of Holders and payment of distributions and expenses of the Trust; provided, however, that such affiliate shall not have the legal authority to approve or reject subscriptions and redemptions of Interests. The Administrator shall perform all services under this Agreement in accordance with the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the Funds Law, and any applicable laws of the Cayman IsIands and Toronto, Canada and shall not take any action to cause the Trust to be subject to Canadian or U.S. income tax.

4. DUTIES OF THE ADMINISTRATOR
   ---------------------------

         (1) The Administrator shall perform the following services from an office in the Cayman Islands, except where stated otherwise:

         (a)      oversee  the   execution   and  filing  of  all   registration
                  statements, annual and semi-annual reports, and amendments thereto;

         (b) make all filings on behalf of the Trust with the Inspector on a timely basis, including the filing of the Trust's registration statements, Offering Memoranda, annual reports and semi-annual reports;

         (c) provide copies of all financial records of the Trust to its agent in Toronto, Canada;

         (d) maintain (i) logs and records of all communication to or from the Trust and its Trustees, Holders, prospective Holders, service providers and regulators and (ii) copies of all materials sent by the Trust to any of the foregoing;

         (e) respond to all correspondence from or on behalf of (i) prospective Interestholders concerning the Offering Memorandum, Subscriptions and the Trust or any Series and (ii) Interestholders relating to their Interests and the functions of the Administrator under this Agreement; and

         (f)      assist the Trust in the sale of Interests

         (g) be responsible for keeping the register of Interestholders of the Trust (the "Register") in accordance with the Trust Documents and all other duties incidental thereto;

         (h) send to prospective Holders Offering Memoranda and Subscriptions for Interests and arrange for the issue, allotment, redemption and/or purchase of Interests in accordance with the Offering Memorandum, Subscriptions and Trust Documents and under the supervision of, and in accordance with the instructions of the Trust and enter on the Register all issues, allotments, redemptions and/or purchases of Interests; provided, the Administrator shall not have the authority to approve or execute Subscriptions or redemptions or increases or decreases of an Interest on behalf of the Trust;

         (i) take or procure that there are taken reasonable and proper precautions for the safe custody of the Register;

         (j) receive, record and deal with powers of attorney, dividend mandates, vesting orders, documents affecting the title to
                  Interests or any amounts payable thereon affecting the Register in accordance with the normal practice of a professional administrator and transfer agent or in accordance with the written instructions of the Trust;

         (k) make the Register available for inspection as required by law or the Trust Documents;

         (l) procure that Interests shall be purchased or sold only in accordance with the provisions of the Trust Documents and in the case of the purchases of Interests only after satisfying itself that the Trust or the Custodian on its behalf has received all payment in respect thereof;

         (m) provided that funds have been authorized and are available to meet the same, prepare and issue cheques for distribution, if any or payment of moneys on a decrease in an Interest or arrange for payment of such moneys to or in accordance with
                  the  instructions  of  the   Interestholders  and  notify  the
                  Custodian of the amounts and payees of all cheques for payments so made;

         (n) at any time during the Administrator's business hours in the Cayman Islands or in Toronto, Canada, permit the Auditor of the Trust and any duly appointed agent or representative of the Trust at the expense of the Trust to audit or inspect the Register, books, records and financial statements of the Trust and each Series and any other documents or records kept by and still in the possession of the Administrator hereunder and make available all such documents and records in its possession to such Auditor, agent or representative during business hours whenever reasonably required so to do and afford all such information, explanations and assistance as such Auditor, agent or representative may require;

         (o) maintain mailing lists and dispatch all such circulars, notices of meetings, agenda, minutes, consents, proxy materials, proxies, reports, financial statements, tax return information and other written material to all persons entitled to receive the same under the Trust Documents as the Trust may require;

         (p) act as may be required by the Trust from time to time as proxy agent in connection with the holding of meetings of Interestholders, receive and tabulate votes cast by proxy and communicate to the Trust the results of such tabulation accompanied by appropriate certificates;

         (q)      deal with and answer all  correspondence  from or on behalf of
                  the   Interestholders   relating  to  the   functions  of  the
                  Administrator under this Agreement;

         (r) have the power to pay out of the assets of the Trust or any Series such amounts as may be required from time to time by it in order to enable it to perform its duties hereunder for the account of the Trust or any Series and in this connection and for these purposes to draw on such bank accounts of the Trust or any Series as may be approved for the purpose by the Trustees or officers of the Trust;

         (s) generally perform all duties usually performed by registrars of companies including the keeping of all records required to be kept and made under regulations in the Cayman Islands for the time being in force;

         (t) prepare and maintain the books and records of the Trust in accordance with the Trust Documents and applicable law, and maintain originals of the Trust Documents, written consents of Trustees, Interestholders and Committees, minutes of meetings, contracts to which the Trust is a party, registration statements of the Trust, and books and records of account (including journals, general and auxiliary ledgers and securities ledgers);

         (u) maintain all documents of the Trust relating to the aforesaid (including all canceled cheques and similar documents) in safe custody and not destroy the same except as agreed with the Trust;

         (v) provide in Toronto, Canada accounting services to the Trust, which shall include, when applicable, (i) subject to the supervision of the investment adviser of the Series, computing the Net Asset Value of the Trust daily in the manner provided in the Trust Documents and procedures adopted by the Trustee;
                  (ii) calculating the management, maintenance and other fees payable to the Series' investment adviser and administrators; and (iii) at the request of the Trustees, preparing reports containing statements of net assets, operations and subsidiary or detailed reports as may be reasonably requested by the Trust;

         (x)      subject  to  the  approval  of  the   Trustees,   suspend  the
                  determination   of  the  Net  Asset  Value  of  the  Trust  in
                  accordance with the Trust Documents; and

         (y) perform and provide such other services as may be reasonably requested by the Trustees and appropriate to the business of the Trust.

         (2) The Administrator shall be deemed to have received proper instructions or authorization from the Trust upon receipt of written, cabled, telexed or telecopied instructions signed by such one or more persons as the Trustees shall from time to time authorize to give such instructions. A certified copy of the resolution of the Trustees shall be conclusive evidence of the authority of any such person to act until the Administrator is in receipt of written notice to the contrary.

         (3) Upon instruction from the Treasurer of the Trust, the Administrator shall open and maintain separate bank account or accounts in the name of the Trust, subject only to draft or order by the Administrator acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust. Funds held by the Administrator for the Trust may be deposited by it to its credit as Administrator in the banking department of the Administrator or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the Trust. Such funds shall be deposited by the Administrator in its capacity as Administrator and shall be withdrawable by the Administrator only in that capacity.

5. CONTROL BY TRUSTEES
   -------------------

         In the performance of its duties hereunder the Administrator shall at all times be subject to the control of and review by the Trustees and shall in all respects observe and comply with the Trust Documents and the Offering Memorandum and shall comply and conform to all reasonable and proper orders and directions of the Trustees and shall well and faithfully serve the Trust and use all reasonable endeavors to promote the interests thereof.

6. DATA ACCESS AND PROPRIETARY INFORMATION
   ---------------------------------------

         The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques and documentation manuals utilized by the Administrator in the performance of its duties hereunder constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Administrator. In the event that the Trust is granted or otherwise gains access to any Proprietary Information or it is contemplated by the parties hereto that access to such information will be provided to the Trust, the Trust shall, at the request of the Administrator, promptly enter into an amendment to this Agreement in form and substance satisfactory to the
Administrator whereby it shall agree to be bound by such restrictions with respect to its access to and use of Proprietary Information as the Trust and the Administrator shall mutually agree.

7. REMUNERATION OF THE ADMINISTRATOR
   ---------------------------------

         (1) The Administrator shall be paid by way of remuneration for its services pursuant to this Agreement an annual fee as agreed upon from time to time by the Trust and the Administrator.

         (2) In addition to the fees set out herein, the Trust shall be responsible for all governmental or similar fees, charges, taxes, duties and imposts whatsoever levied in or by the Cayman Islands on or in respect of the Trust or its business and shall reimburse the Administrator for any of the foregoing as it may properly pay on behalf of the Trust, and for all reasonable out-of-pocket expenses such as telex, telephone, postage and stationery and expenses of a similar nature as it may incur in the execution of its duties hereunder.

         (3) Amounts payable by the Trust to the Administrator pursuant to this Clause 7 shall be paid in United States dollars at such times to be agreed in writing from time to time between the Trust and the Administrator.

8. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR
   ---------------------------------------------------

         (a) Administrator is a trust company duly organized and existing in good standing under the laws of the Cayman Islands;

         (b) Administrator is a licensed administrator under the Funds Law;

         (c) Administrator and its agents are duly qualified to carry on their business and have obtained all licenses and approvals necessary to operate and perform the services contemplated by this Agreement;

         (d) Administrator has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         (e) For the performance of the services hereunder, the Administrator and its agents are not required to be registered as transfer agents pursuant to
Section 17A(c)(1) of the 1934 Act.

9. DUTIES OF THE TRUST
   -------------------

     The Trust shall deliver or cause to be delivered from time to time to the Administrator the Trust's Registration Statement, Offering Memorandum and other Subscription materials used in the sale of Interests properly certified or authenticated copies of its Trust Documents and all amendments thereto and of such resolutions, votes and other proceedings as may be necessary for the Administrator in the performance of its duties hereunder.

10. RIGHTS OF THE ADMINISTRATOR
    ---------------------------

The Administrator may:

         (a) at its own expense employ servants or agents in performance of its duties and the exercise of its rights hereunder provided that such employment shall not reduce the obligations or liabilities of the Administrator under this Agreement;

         (b) delegate its functions, powers, discretions, privileges and duties hereunder or any of them to such person, firm or corporation on such terms and conditions as are agreed between the Administrator and the Trust and without prejudice to Clause 3;

         (c) use the name of the Trust and sign any necessary letters or other documents on behalf of the Trust as registrar of the Trust in the performance of its duties hereunder; and

         (d) act as registrar or administrator for any other company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and shall not be deemed to be affected with notice of or to be under any duty to disclose to the Trust any fact or thing which may come to the knowledge of the Administrator or any servant, agent or delegate of the Administrator in the course of so doing or in any manner whatever otherwise than in the course of carrying out the duties of registrar hereunder;

         (e) acquire, hold or deal with for its own account or for the account of any customer or other person and in its own name or in the name of such customer or person or of a nominee any investment in which the Trust is authorized to invest and shall not be required to account to the Trust for any profit arising therefrom.

11. RECORDKEEPING
    -------------

         To the extent required by Section 31 of the 1940 Act, as amended, and the Rules thereunder, the Administrator agrees that all such records prepared or maintained by the Administrator relating to the services to be performed by the

Administrator hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

12. RESPONSIBILITY AND INDEMNITY OF ADMINISTRATOR AND TRUST
    -------------------------------------------------------

         (1) The Administrator agrees to indemnify and hold harmless the Trust, its respective Trustees, officers and employees and each of them against any liability, actions, proceedings, claims, demands, costs or expenses whatsoever which they or any of them may incur or be subject to in consequence of this Agreement or as a result of the performance of the functions and services provided for hereunder except such as result from the negligence, wilful default or bad faith of the Trust or any of its respective Trustees, officers, employees or agents as the case may be and this indemnity shall expressly inure to the benefit of any Trustee, officer or employee of the Trust existing or future and to the benefit of any successor of the Trust hereunder. Notwithstanding anything contained herein to the contrary, the Administrator shall not be responsible for the compliance with any rule, regulation, law, or statute governing the sale, transfer, and/or distribution of the Interests by the Trust in any jurisdiction, nor for the acts of any party conducting or associated with said sale and/or distribution of Interests.

         (2) The Trust agrees to indemnify and hold harmless the Administrator, its respective directors, officers and employees and each of them against any liability, actions, proceedings, claims, demands, costs or expenses whatsoever which they or any of them may incur or be subject to in consequence of this Agreement or as a result of the performance of the functions and services provided for hereunder except such as result from the negligence, wilful default or bad faith of the Administrator or any of its respective directors, officers, employees or agents as the case may be and this indemnity shall expressly inure to the benefit of any director, officer or employee of the Administrator existing or future and to the benefit of any successor of the Administrator hereunder. Notwithstanding anything contained herein to the contrary, the Trust assumes full responsibility for compliance with all applicable requirements of the 1940 Act, the Securities Act of 1933, the 1934 Act and the Internal Revenue Code of 1986, all as amended from time to time, and any laws, rules and regulations issued thereunder.

         (3) The Administrator shall at all times maintain in effect appropriate insurance coverage at levels commensurate with industry standards including, without limitation, errors and omissions, fidelity bond and electronic data processing coverage.

         (4) The Administrator shall have no liability for incorrect data provided by price sources authorized by the Trustees, incorrect price quotations from back-up sources supplied by the investment adviser, or incorrect information regarding Interestholders supplied by the Trust including orders for Subscriptions or reductions in Interest.

13. LIMITATION OF LIABILITY
    -----------------------

         The Administrator shall look only to the assets of each Series for performance of this Agreement by the Trust, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor.

14. FRAUD
    -----

         In the absence of negligence and provided that the Administrator has complied with the procedures agreed between the Trust and the Administrator and provided that the directors, officers, employees or agents of the Administrator are not parties to any fraud, the Administrator shall not be responsible to the Trust for registering or issuing Interests in accordance with forged or fraudulent documents or for the consequences of any action taken by the Administrator upon the faith of any forged or fraudulent document in any case where, had the document not been forged or fraudulent, the action taken by the Administrator would have been reasonable.

15. CONFIDENTIALITY
    ---------------

         Neither party hereto shall unless compelled so to do by any court of competent jurisdiction or a regulator having jurisdiction over such party disclose to any person not authorized by the relevant party to receive the same any information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

16. TERMINATION
    -----------

         This Agreement and the appointment of the Administrator hereunder shall continue in force for an initial term of one year, shall be automatically renewed each year for an additional one-year term, and may be terminated by either the Trust or the Administrator giving to the other not less than sixty
(60) days' notice in writing; provided that this Agreement may be terminated forthwith by the Trust or the Administrator by notice taking immediate or subsequent effect if:

         (a) the Administrator or the Trust respectively has broken or is in breach of any of the terms of this Agreement and shall not have remedied such breach within thirty days after service of notice requiring the same to be remedied; or

         (b) the Administrator or the Trust respectively shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation on terms previously approved in writing by the other party).

17. DELIVERY OF DOCUMENTS
    ---------------------

         Upon the termination of this Agreement the Administrator shall hand over to the Trust or to another entity designated by the Trust, all documents in the possession of the Administrator in its capacity as Administrator.

18. NOTICES
    -------

         Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours, or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other address as may be notified by either party from time to time.

TO THE TRUST:

                           GLOBAL MANAGERS TRUST
                           P.O. Box 1984
                           Grand Cayman, Cayman Islands
                           British West Indies

                           cc:  Stanley Egner
                           c/o Neuberger & Berman Management, Inc.
                           605 Third Avenue, 2nd Floor
                           New York, New York 10158-0006

TO THE ADMINISTRATOR:

                           STATE STREET CAYMAN TRUST COMPANY, LTD.
                           P.O. Box 1984
                           Grand Cayman, Cayman Islands
                           British West Indies
                           Attention: Jacqueline Henning

                           cc:  State Street Canada, Inc.
                           40 King Street West, Suite 5700
                           Toronto, Ontario M5H 3Y8, Canada
                           Attention: Michael Larkin

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after despatch and, in the case of telex of telecopy, immediately on despatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice, instruction or other instrument was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

19. ASSIGNMENT
    ----------

         Except as expressly permitted pursuant to Clauses 3 and 10, neither the benefit nor the burden of this Agreement shall be assigned by either the Administrator or the Trust save with the consent of the other party hereto, provided, however, that the Agreement may be assigned by the Trust to any investment company managed by Neuberger & Berman Management, Inc. ("NBMI") that acquires all or substantially all of the Trust's assets or any investment company managed by NBMI into which the Trust is merged or otherwise consolidated.

20. PROPER LAW
    ----------

         This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

                                 SIGNATURE PAGE

         AS WITNESS the hands of the duly authorized signatories of the parties hereto as of the day and year first above written.

SIGNED BY                                   )
for and on behalf of                        )
GLOBAL MANAGERS TRUST                       )     /s/ Stanley Egener
                                            )     __________________________
in the presence of:                         )     CEO

/s/ Jody Irwin

SIGNED BY J. Henning                        )
for and on behalf of                        )
STATE STREET CAYMAN                         )     /s/ J. Henning
TRUST COMPANY LTD.                          )     __________________________
in the presence of:                         )     Attorney-in-Fact

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                            ADMINISTRATIVE SERVICES,
                          FUND ACCOUNTING AGREEMENT AND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A

         The Series of Global Managers Trust currently subject to this Agreement are as follows:

                                 INITIAL SERIES
                                 --------------

International Portfolio









DATED: August 31, 1994